EXHIBIT 10.1

PURCHASE AND ASSIGNMENT OF MEMBERSHIP INTERESTS, ASSUMPTION OF OBLIGATIONS, AGREEMENT TO BE BOUND BY LIMITED LIABILITY COMPANY OPEARTING AGREEMENT

THIS PURCHASE AND ASSIGNMENT OF MEMBERSHIP INTERESTS, ASSUMPTION OF OBLIGATIONS, AND AGREEMENT TO BE BOUND BY LIMITED LIABILITY COMPANY OPERATING AGREEMENT (the “Agreement”) is made and entered into as of August 1, 2016, by and among Daniel Unsworth (the “Assignor”), Brawnstone Security CO, Inc., a Colorado Corporation (the “Assignee”), and Brawnstone Security, LLC (the “Company”).

RECITALS

A. The Assignor is the owner of 30% of the membership interests (the “Membership Interest”) in the Company, pursuant to the terms of that certain Limited Liability Company Operating Agreement of Brawnstone Security, LLC, dated as of July 17, 2014, (the “Operating Agreement”).

B. The Assignor previously conveyed 70% of his membership interest in the Company to the Assignee, as more specifically set forth in that certain Membership Interest Purchase Agreement dated July 21, 2014 by and among THE 420 DEVELOPMENT CORPORATION and its wholly-owned subsidiary Brawnstone Security CO, Inc., DANIEL UNSWORTH and BRAWNSTONE SECURITY, LLC and the Operating Agreement.

C. Pursuant to the terms of the Operating Agreement, the Assignor has agreed to convey the remaining 30% of his membership interest in the Company to the Assignee, including, without limitation, all of such Assignor’s rights to receive distributions from the Company, all as more specifically set forth below and in the Operating Agreement.

D. The parties hereto desire to enter into this Agreement pursuant to which the Assignor will sell, assign and convey his remaining Membership Interests in the Company to the Assignee through which the Assignee will become the Sole Member of the Company, and the Assignor will cease to be a Member of the Company.

AGREEMENT

NOW, THEREFORE, for valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1. Purchase and Assignment of Membership Interest.  The Assignor hereby sells, assigns, transfers and conveys to the Assignee all right, title and interest in and to the Membership Interest (the “Acquired Interest”), including, without limitation, all of the Assignor’s rights and obligations as a Member of the Company in the Acquired Interest.

2. Assumption of Obligations.  The Assignee hereby accepts the assignment of the rights and interests described herein and hereby expressly assumes all liabilities and obligations pertaining to the Acquired Interest.

3. Agreement to be Bound by the Operating Agreement.  The Assignee agrees to be bound by the terms of the Operating Agreement (as the same may be amended from time to time), and the Assignee hereby assumes all of the liabilities and obligations of the Assigned Interest under the terms of the Operating Agreement.

4. Payment by Assignee.  In consideration of the assignment of the Membership Interest by the Assignor to the Assignee, the Assignor is hereby accepting payment of $10 as full and final satisfaction for assignment of the Membership Interest.

5. Representations, Warranties and Obligations of the Assignor.  Daniel Unsworth hereby represents and warrants; and acknowledges his obligations to the Assignee as follows:

a. Daniel Unsworth has the full power and authority to enter into this Agreement.

b. The Assignor is the sole and lawful owner of the Membership Interest and has not pledged, assigned or otherwise granted any interest in his Membership Interest to any other party.

c. The Assignor will take all actions, executed\ any and all necessary documentation and do all such acts that are reasonably required to transfer any and all state or local licenses of the Company to operate its business in all jurisdictions in which the Company is currently licensed.

d. The Assignor shall work earnestly and in good faith with the Assignee and its designated representative(s) for a reasonable amount of time to accomplish a smooth and orderly transition of responsibilities within the Company from the Assignor to the designated representative(s) of the Assignee. Such transition information shall include, but not be limited to: up to thirty (30) days of intensive Armed Security and Private Investigation Firm management training including OPOTC and State Regulation training, lead generation, sales training, online cloud administration training, contract writing and negotiation skills training, phone system, digital web and FTP training and all other skills necessary to replace Assignor in his capacity as management of the Company; sixty (60) days of digital, technical and other support as needed; assistance with follow up of all sales leads currently in possession of Assignor or other Company representatives.

e. The Assignor agrees to relinquish, and transfer ownership if necessary, any and all property, real or otherwise, of the Company, including but not limited to: all real property; any and all trademarks, licenses, urls and website addresses and contents; and any and all additional property, real or otherwise, used by the Company. Such property shall be considered owned by the Company if it has been used in the operation of the Company’s business in any way for the period from its inception to the date of this agreement, no matter who is listed as the current owner. All of the foregoing notwithstanding, upon execution of this Agreement the Assignor shall keep all rights, title and ownership of the url, websites and business operations of: urbancombatusa.com; and urbancombatacademy.com.

f. The Assignor and acknowledges he shall no longer be employed by the Company upon execution of the Agreement and shall become a contractor of the Company for the purposes of executing Assignor’s obligations as set forth in the Agreement, provided however, that Assignor shall receive a weekly payment of $500 for a period of four weeks following the execution of this agreement for services to be rendered in carrying out Assignor’s obligations pursuant to Section 5 hereof.

g. The Assignor agrees to execute concurrent with the execution of this Agreement a two-year confidentiality and covenant not to compete agreement in a form satisfactory to both the Assignor and Assignee.

6. Material Breach. Failure by Assignor to fully and in good faith perform or complete any of Assignor’s obligations pursuant to Sections 5(c) through 5(g) of this Agreement in a reasonable and timely manner will be considered a material breach of the terms of this Agreement and will cause this Agreement to be null and void.

7. Execution of Additional Documents.  The parties hereto hereby agree to execute and deliver or cause to be executed and delivered such other documents and instruments as may be required to effect the purpose and intent of the transactions contemplated by this Agreement.

8. Execution in Counterparts.  This Agreement may be signed in counterparts, each of which shall be deemed an original, but all of which when taken together shall constitute one instrument.

9. Severability. If any portion of this Agreement is held by a court of competent jurisdiction to conflict with any federal, state, or local law, or to be otherwise invalid or unenforceable, such portion of this Agreement shall be of no force or effect and this Agreement shall otherwise remain in full force and effect and be construed as if such portion had not been included in this Agreement.

10. Amendments. No amendments, changes or modifications to this Agreement shall be valid except if the same are in writing and signed by the Assignor and a duly authorized representative of the Assignee.

11. Governing Law.  This Agreement shall be construed and enforced in accordance with the laws of the State of Colorado, County of Arapahoe, United States of America.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Assignor, the Assignee and the Company have caused this Agreement to be executed and delivered as of the date first above written.

THE ASSIGNOR:	DANIEL UNSWORTH

	By:	/S/ DANIEL UNSWORTH
Daniel Unsworth
Personally & Individually

THE ASSIGNEE:	BRAWNSTONE SECURITY CO, INC.
	By:	/s/ HENRY FONG
Henry Fong
Chief Executive Officer

THE COMPANY:	BRAWNSTONE SECURITY, LLC
	By:	/s/ HENRY FONG
Henry Fong
Manager